EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of MDU Communications International, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2011, as filed with the Securities and Exchange Commission on February 14, 2012, (the “Report”), I, Carmen Ragusa, Jr., Vice President of Finance of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2012	By:	/s/ CARMEN RAGUSA, JR.
Carmen Ragusa, Jr.
Vice President of Finance and Administration
MDU Communications International, Inc.

A signed original of this written statement required by Section 906 has been provided to and will be retained by MDU Communications International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.